                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: March 9, 2000
              (Date of earliest event reported): February 25, 2000





                       DOBSON COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



         Oklahoma                       333-23769               73-1513309
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
Incorporation or Organization)           Number)         Identification Number)



        13439 NORTH BROADWAY EXTENSION, SUITE 200
        OKLAHOMA CITY, OK                                              73114
          (Address of Principal Executive Offices)                   (Zip Code)



       Registrant's telephone number, including area code: (405) 529-8500

ITEM 2.  Acquisition or Disposition of Assets

         On February 25, 2000, Dobson Communications Corporation, an Oklahoma corporation, ("Dobson") through its joint venture with AT&T Wireless, Inc. ("AT&T Wireless") acquired a 50 percent interest in American Cellular Corporation ("American Cellular"). The aggregate acquisition price for American Cellular was $2.4 billion, including fees and expenses. American Cellular is an independent rural cellular telephone operator in the United States, with cellular telephone systems located primarily in rural areas of the midwestern and eastern United States. The financing for the American Cellular acquisition came from a combination of equity contributions of $410.0 million by each of Dobson and AT&T Wireless, and by borrowings under the joint venture's $1.75 billion credit facility. Dobson used proceeds from its initial public offering to fund its capital contribution.

         The terms of the acquisition are more fully described in Dobson's Registration Statement on Form S-1 (File No. 333-90759).

ITEM 5.  Other Events

         Dobson has also filed in this Form 8-K certain agreements related to its initial public offering of Class A common stock and the acquisition of American Cellular that have been finalized or amended since Dobson's filing of its final prospectus.

ITEM 7.  Financial Statements and Exhibits

(a)      Financial Statements of the Business Acquired

         The financial statements of American Cellular and Pricellular Corporation are hereby incorporated by reference to the Annual Report of American Cellular on Form 10-K for the year ended December 31, 1998 and the Quarterly Report of American Cellular on Form 10-Q for the quarterly period ended September 30, 1999.

(b)      Pro Forma Financial Information

         The following pro forma financial statements give effect to Dobson's acquisition of a 50 percent interest in American Cellular.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The accompanying unaudited pro forma balance sheet as of September 30, 1999 gives effect to the following transactions as if they had occurred on September 30, 1999:

    - the recapitalization that was consummated by us immediately prior to the completion of our offering of Class A common stock;

    - the consummation of our offering of 25,000,000 shares of Class A common stock at an initial public offering price of $22 per share, after deducting underwriting discounts and commissions and estimated offering expenses, and the concurrent offering of 1,500,000 shares of Class A common stock to AT&T Wireless at an offering price of $20.735 per share;

    - our acquisition of a 50% interest in the American Cellular joint venture and its acquisition of American Cellular;

    - the redemption of all of our outstanding Class E preferred stock;

    - the establishment of a new credit facility to replace the existing credit facilities of our subsidiaries, Dobson Operating Company and Dobson Cellular Operations Company;

    - the purchase of $159.7 million principal aggregate amount of our 11 3/4% senior notes using proceeds provided by our new bank credit facility; and

    - the distribution, prior to the consummation of our offering of Class A common stock, of all of the outstanding capital stock of our subsidiary, Logix, to our stockholders.

    In addition, the accompanying unaudited pro forma statements of operations give effect to the above transactions and the following transactions as if each had occurred on January 1, 1998:

    - our second quarter 1999 issuance of $170.0 million aggregate liquidation amount of our 13% senior preferred stock and the utilization of the net proceeds from that issuance to redeem all our Class F and G preferred stock and to reduce our bank debt; and

    - for purposes of the unaudited pro forma statement of operations for the year ended December 31, 1998, our December 1998 acquisition of Sygnet and the related financing transactions.

    We provide the following unaudited pro forma consolidated financial statements and the related notes for informational purposes only. The unaudited pro forma consolidated financial statements are based upon currently available information and assumptions that we believe are reasonable. The accompanying data do not purport to represent what our results of operations would have been if the pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial position or results of operations. You should read the unaudited pro forma consolidated financial statements and notes thereto in conjunction with our historical financial statements and related notes.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                         DOBSON
                                     COMMUNICATIONS
                                      CORPORATION     ADJUSTMENTS        TOTAL
                                     --------------   -----------     -------------
                                         ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Service revenues.................    $ 117,892      $       --       $     117,892
  Roaming revenues.................      107,296              --             107,296
  Equipment sales and other
    revenues.......................        9,952              --               9,952
                                       ---------      ----------       -------------
    Total operating revenues.......      235,140              --             235,140
                                       ---------      ----------       -------------
Operating expenses:
  Cost of services.................       35,762                              35,762
  Cost of equipment................       18,562              --              18,562
  Marketing and selling............       34,957              --              34,957
  General and administrative.......       40,795              --              40,795
  Depreciation and amortization....      100,020                             100,020
                                       ---------      ----------       -------------
    Total operating expenses.......      230,096                             230,096
                                       ---------      ----------       -------------
Operating income...................        5,044                               5,044
                                       ---------      ----------       -------------
Interest expense...................      (82,365)          4,506 (1)         (77,859)
Equity in loss of unconsolidated
  subsidiary.......................           --         (39,253)(2)         (39,253)
Other income, net..................        3,411              --               3,411
                                       ---------      ----------       -------------
Loss before minority interests and
  income taxes.....................      (73,910)        (34,747)           (108,657)
Minority interests in income of
  subsidiaries.....................       (2,125)             --              (2,125)
                                       ---------      ----------       -------------
Loss from continuing operations
  before income taxes..............      (76,035)        (34,747)           (110,782)
Income tax benefit.................       28,892          (1,711)(3)          27,181
                                       ---------      ----------       -------------
Loss from continuing operations....      (47,143)        (36,458)            (83,601)
Dividends on preferred stock.......      (50,513)          3,391 (4)         (47,122)
                                       ---------      ----------       -------------
Loss from continuing operations
  applicable to common
  stockholders.....................    $ (97,656)     $  (33,067)      $    (130,723)
                                       =========      ==========       =============
Loss from continuing operations
  applicable to common stockholders
  per share........................    $   (1.78)                      $       (1.40)
                                       =========                       =============
Supplemental loss from continuing
  operations attributable to common
  stockholders per share...........                                    $       (2.03)(5)
                                                                       =============
Weighted average shares
  outstanding......................   54,823,354                          93,133,416
                                      ==========                       =============

  See accompanying notes to the unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

(1) This reflects:

    - the elimination of $2.8 million of interest expense as a result of the redemption of $159.7 million aggregate principal amount of our 11 3/4% senior notes with proceeds from our new credit facility having an assumed weighted average interest rate of 8% per annum (each 1/8% increase in the assumed weighted average interest rate would increase interest expense by $0.2 million for the nine month period presented);

    - the elimination of $2.9 million of interest expense associated with the repayment of $100.0 million of bank debt from a portion of the proceeds of the sale of our 13% senior preferred stock; and

    - the addition of $1.2 million of amortization of deferred financing costs related to the new credit facility.

(2) The funding of the purchase price for the American Cellular acquisition will come from a combination of equity contributions of $410.0 million by each of AT&T Wireless and us, and by borrowings under the joint venture's $1.75 billion credit facility. The purchase price for American Cellular of approximately $2.4 billion, including fees and expenses, is preliminarily allocated as follows:

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                               ($ IN MILLIONS)
  Working capital...........................................       $   50.0
  Property, plant and equipment.............................          175.0
  Cellular license acquisition costs........................        1,200.0
  Goodwill..................................................          900.0
  Customer list.............................................           50.0
  Other assets..............................................           25.0
                                                                   --------
    Total purchase price....................................       $2,400.0
                                                                   ========

    Cellular license acquisition costs and goodwill are being amortized over 20 years. Our customer list is being amortized over five years.

This adjustment reflects our 50% interest in the pro forma net loss of the American Cellular joint venture. The reconciliation from the historical results of operations for American Cellular to the pro forma loss is as follows:

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
Historical net loss of American Cellular....................       $(27,485)
    Additional depreciation and amortization from purchase
      price allocation......................................        (64,703)
    Additional interest expense due to the increase in debt
      incurred by the joint venture.........................        (19,880)
    Additional income tax benefit due to the increase in
      losses................................................         33,562
                                                                   --------
Pro forma net loss of American Cellular.....................       $(78,506)
                                                                   --------
50% of the pro forma net loss of American Cellular..........       $(39,253)
                                                                   ========


(3) This reflects the tax impact of the pro forma adjustments.

(4) This reflects:

    - the elimination of $9.6 million of accrued dividends on our Class D preferred stock associated with the conversion of our Class D preferred stock into shares of our old Class A common stock and Class E preferred stock and the redemption of our Class E preferred stock;

    - the elimination of $3.1 million of preferred stock dividends associated with the redemption of our Class F and G preferred stock; and

    - the addition of $9.3 million of non-cash preferred stock dividend requirements related to the issuance of our 13% senior preferred stock in May 1999.


(5) Upon the conversion of our Class D preferred stock into old Class A common stock and Class E preferred stock, as part of our recapitalization, and the redemption of all of the then outstanding Class E preferred stock, we will recognize a dividend on the Class E preferred stock of approximately $58.2 million. Had we reflected this dividend in the accompanying unaudited pro forma consolidated financial statements for the nine months ended September 30, 1999, the loss from continuing operations applicable to common stockholders would have been ($188.9 million) or ($2.03) per share.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                   DOBSON
                                               COMMUNICATIONS
                                                 CORPORATION      SYGNET    ADJUSTMENTS       TOTAL
                                               ---------------   --------   -----------     ----------
                                                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Service revenues............................   $    69,402     $ 64,786    $      --      $  134,188
  Roaming revenues............................        66,479       28,035           --          94,514
  Equipment sales and other revenues..........         4,154        7,447           --          11,601
                                                 -----------     --------    ---------      ----------
    Total operating revenues..................       140,035      100,268           --         240,303
                                                 -----------     --------    ---------      ----------
Operating expenses:
  Cost of services............................        33,267        9,433          832 (1)      43,532
  Cost of equipment...........................         8,360       10,444           --          18,804
  Marketing and selling.......................        22,393       12,327        2,603 (1)      37,323
  General and administrative..................        26,051       19,796       (3,435)(1)      42,412
  Merger related costs........................            --        1,884       (1,884)(2)          --
  Depreciation and amortization...............        47,110       27,498       43,308 (3)     117,916
                                                 -----------     --------    ---------      ----------
    Total operating expenses..................       137,181       81,382       41,424         259,987
                                                 -----------     --------    ---------      ----------
Operating income (loss).......................         2,854       18,886      (41,424)        (19,684)
                                                 -----------     --------    ---------      ----------
Interest expense..............................       (38,979)     (27,895)     (25,692)(4)     (92,566)
Merger related costs..........................            --       (5,206)       5,206 (2)          --
Equity in loss of unconsolidated subsidiary...            --           --      (59,146)(5)     (59,146)
Other income, net.............................         3,858         (319)          --           3,539
                                                 -----------     --------    ---------      ----------
Loss before minority interests and income
  taxes.......................................       (32,267)     (14,534)    (121,056)       (167,857)
Minority interests in income of
  subsidiaries................................        (2,487)          --          --           (2,487)
                                                 -----------     --------    ---------      ----------
Loss from continuing operations before income
  taxes.......................................       (34,754)     (14,534)    (121,056)       (170,344)
Income tax benefit............................        11,469           --       30,786 (6)      42,255
                                                 -----------     --------    ---------      ----------
Loss from continuing operations...............       (23,285)     (14,534)     (90,270)       (128,089)
Dividends on preferred stock..................       (23,955)          --      (34,007)(7)     (57,962)
                                                 -----------     --------    ---------      ----------
Loss from continuing operations applicable to
  common stockholders.........................   $   (47,240)    $(14,534)   $(124,277)     $ (186,051)
                                                 ===========     ========    =========      ==========
Loss from continuing operations applicable to
  common stockholders per share...............   $     (0.90)                               $    (2.00)
                                                 ===========                                ==========
Supplemental loss from continuing operations
  attributable to common stockholders per
  share.......................................                                              $    (2.62)(8)
                                                                                            ==========
Weighted average shares outstanding...........    52,773,972                                93,133,416
                                                 ===========                                ==========

  See accompanying notes to the unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

(1) This reclassifies certain operating expenses of Sygnet to conform with our historical presentation.

(2) This eliminates costs that Sygnet incurred related to the consummation of our acquisition of Sygnet.

(3) This reflects the additional depreciation and amortization resulting from the allocation of the purchase price attributable to the Sygnet acquisition of property and equipment, cellular license acquisition costs and intangible assets.

(4) This reflects:

    - the elimination of $27.9 million of interest expense associated with Sygnet's senior notes and Sygnet's bank facility that we repaid as part of our acquisition of Sygnet;

    - the addition of $64.4 million of interest expense and amortization of deferred financing costs relating to the Sygnet acquisition;

    - the elimination of $8.7 million of interest expense associated with the repayment of existing bank debt from the proceeds of our May 1999 offering of 13% senior preferred stock;

    - the elimination of $3.7 million of interest expense as a result of the redemption of $159.7 million aggregate principal amount of our 11 3/4% senior notes with proceeds from our new credit facility having an assumed interest rate of 8% per annum (each 1/8% increase in the assumed weighted average interest rate would increase interest expense by $0.2 million per annum); and

    - the addition of $1.6 million of amortization of deferred financing costs related to the new credit facility.

(5) This adjustment reflects our 50% interest in the pro forma net loss of the American Cellular joint venture. The reconciliation from the historical results of operations for American Cellular to the pro forma loss is as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
Historical net loss of American Cellular....................      $ (40,399)
Historical net loss of PriCellular..........................         (6,286)
  Additional depreciation and amortization from purchase
    price allocation........................................        (86,270)
  Additional interest expense due to increase debt borrowed
    by the joint venture....................................        (33,568)
  Additional income tax benefit due to the increase in
    losses..................................................         48,231
                                                                  ---------
Pro forma net loss of American Cellular.....................      $(118,292)
                                                                  ---------
50% of the pro forma net loss of American Cellular..........      $ (59,146)
                                                                  =========

(6) This reflects the tax impact of the pro forma adjustments.

(7) This reflects adjustments to dividends resulting from our offerings and redemption of preferred stock, including the amortization of the issuance costs and the accretion of discounts with respect thereto, as follows:

    - the addition of $23.8 million for our 13% senior preferred stock that we offered in May 1999;

    - the addition of $10.1 million for our 12 1/4% senior preferred stock that we offered in December 1998;

    - the addition of $0.9 million for our senior preferred stock that we offered in January 1998; and

    - the elimination of $0.8 million of dividends on the Class B and C preferred stock that we redeemed in December 1998.

(8) Upon the conversion of our Class D preferred stock into old Class A common stock and Class E preferred stock, as part of our recapitalization, and the redemption of all of the then outstanding Class E preferred stock, we will recognize a dividend on the Class E preferred stock of approximately $58.2 million. Had we reflected this dividend in the accompanying unaudited pro forma consolidated financial statements for the twelve months ended December 31, 1998, the loss from continuing operations applicable to common stockholders would have been ($244.3 million) or ($2.62) per share.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                    DOBSON
                                COMMUNICATIONS
                                 CORPORATION     ADJUSTMENTS        TOTAL
                                --------------   -----------     ----------
                                             ($ IN THOUSANDS)
ASSETS
Current assets, net of
  restricted investments......    $   64,575      $  81,201 (1)  $  145,776
Restricted investments........        57,771             --          57,771
Property, plant and
  equipment...................       187,291                        187,291
Receivable--affiliate.........         8,200             --           8,200
Cellular license acquisition
  cost........................     1,227,579                      1,227,579
Deferred financing costs......        69,017          7,254 (2)      76,271
Other intangibles.............        48,139             --          48,139
Investment in unconsolidated
  subsidiary..................            --        410,000 (1)     410,000
Other assets..................         3,811             --           3,811
                                  ----------      ---------      ----------
    Total assets..............    $1,666,383      $ 498,455      $2,164,838
                                  ==========      =========      ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
                                  ----------      ---------      ----------
Current liabilities...........    $  104,474      $  (9,984)(1)  $   94,490
Net liabilities of
  discontinued operations.....        48,844        (48,844)(3)          --
Long-term debt, net of current
  portion.....................     1,039,844         44,400 (2)   1,084,244
Deferred credits..............       216,563             --         216,563
Minority interests............        27,110             --          27,110
Preferred stock...............       525,797        (85,000)(1)     440,797
Stockholders' (deficit)
  equity......................      (296,249)       586,185 (1)
                                                    (37,146)(2)
                                                     48,844 (3)     301,634
                                  ----------      ---------      ----------
  Total liabilities and
    stockholders' (deficit)
    equity....................    $1,666,383      $ 498,455      $2,164,838
                                  ==========      =========      ==========

                 See accompanying notes to the unaudited pro forma
                         consolidated condensed balance sheet.

     NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

(1) This reflects:

    - this offering of Class A common stock;

    - the concurrent offering of Class A common stock to AT&T Wireless;

    - the conversion of each share of our Class D preferred stock into one share of our old Class A common stock and one share of our Class E preferred stock, the redemption of our Class E preferred stock, and the recognition of the estimated dividend on the Class E preferred stock of approximately $58.2 million; and

    - our purchase of a 50% interest in the American Cellular joint venture.

(2) This reflects:

    - the net impact of the elimination of deferred financing costs and our tender premium associated with the retirement of $159.7 million aggregate principal amount of our 11 3/4% senior notes with funds borrowed under our new bank credit facility;

    - the elimination of $8.7 million of deferred financing costs associated with the refinancing of the credit facilities of our subsidiaries, Dobson Operating Company and Dobson Cellular Operations Company, and our senior notes; and

    - the capitalization of $16.0 million of costs related to our new credit facility.

(3) This reflects the distribution of all of the outstanding capital stock of Logix to our current shareholders.

(c)      Exhibits

         2.1 Agreement and Plan of Recapitalization among Dobson Communications Corporation, Dobson Operating Company, Dobson CC Limited Partnership, Russell L. Dobson, J.W. Childs Equity Partners II, L.P., AT&T Wireless, Inc. and the other stockholders of Dobson Communications Corporation's Class A Common Stock and Class D Preferred Stock.

         2.2      AT&T Stock Purchase Agreement.

         3.1      Registrant's Amended and Restated Certificate of
                  Incorporation.

         10.1 Second Amended and Restated Limited Liability Company Agreement of ACC Acquisition LLC between AT&T Wireless JV Co. and Dobson JV Company dated as of February 25, 2000.

         10.1.1 Amended and Restated Supplemental Agreement among AT&T Wireless, Dobson Communications Corporation, Dobson CC Limited Partnership, and other signatories thereto, dated February 25, 2000.

         10.2 Amended and Restated Management Agreement between Dobson Cellular Systems, Inc. and ACC Acquisition LLC dated as of February 25, 2000.

         10.3 Amended and Restated Operating Agreement dated February 25, 2000 by and between AT&T Wireless Services, Inc., on behalf of itself and its Affiliate (as defined therein) and ACC Acquisition L.L.C., on behalf of itself and its Affiliates (as defined therein).

         10.4 Amended and Restated Operating Agreement dated February 25, 2000 by and between Dobson Cellular Systems, Inc., on behalf of itself and its Affiliates (as defined therein) and ACC Acquisition L.L.C., on behalf of itself and its Affiliates (as defined therein).

         10.5*    Dobson Communications Corporation 2000 Stock Incentive Plan.

         23.1     Consent of Ernst & Young LLP (Chicago - American Cellular)

--------------
* Management Contract or compensatory plan or arrangement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DOBSON COMMUNICATIONS
                                        CORPORATION



Date:    March 09, 2000                 By: /s/ Bruce R. Knooihuizen
                                           -----------------------------
                                                Bruce R. Knooihuizen
                                                Executive Vice President

                                     EXHIBIT INDEX

         Exhibits

         2.1 Agreement and Plan of Recapitalization among Dobson Communications Corporation, Dobson Operating Company, Dobson CC Limited Partnership, Russell L. Dobson, J.W. Childs Equity Partners II, L.P., AT&T Wireless, Inc. and the other stockholders of Dobson Communications Corporation's Class A Common Stock and Class D Preferred Stock.

         2.2      AT&T Stock Purchase Agreement.

         3.1      Registrant's Amended and Restated Certificate of
                  Incorporation.

         10.1 Second Amended and Restated Limited Liability Company Agreement of ACC Acquisition LLC between AT&T Wireless JV Co. and Dobson JV Company dated as of February 25, 2000.

         10.1.1 Amended and Restated Supplemental Agreement among AT&T Wireless, Dobson Communications Corporation, Dobson CC Limited Partnership, and other signatories thereto, dated February 25, 2000.

         10.2 Amended and Restated Management Agreement between Dobson Cellular Systems, Inc. and ACC Acquisition LLC dated as of February 25, 2000.

         10.3 Amended and Restated Operating Agreement dated February 25, 2000 by and between AT&T Wireless Services, Inc., on behalf of itself and its Affiliate (as defined therein) and ACC Acquisition L.L.C., on behalf of itself and its Affiliates (as defined therein).

         10.4 Amended and Restated Operating Agreement dated February 25, 2000 by and between Dobson Cellular Systems, Inc., on behalf of itself and its Affiliates (as defined therein) and ACC Acquisition L.L.C., on behalf of itself and its Affiliates (as defined therein).

         10.5*    Dobson Communications Corporation 2000 Stock Incentive Plan.

         23.1     Consent of Ernst & Young LLP (Chicago - American Cellular)

--------------
* Management Contract or compensatory plan or arrangement.